UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

NET TALK.COM, INC.

(Name of Registrant as Specified In Its Charter)

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NET TALK.COM, INC.

1080 NW 163rd Drive

Miami Beach, FL 33169

 NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the stockholders of Net Talk.com, Inc., a Florida corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Florida Statute Section 607.0704:

The removal of Samer Bishay, Maged Bishara, and Nadir Aljasrawi from their positions serving as members of the Company’s Board of Directors (the “Board”).

Stockholders of record at the close of business on October 16, 2014 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matter acted upon.

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors

/s/ Anastoasios Kyriakides
Chief Executive Officer and
October 17, 2014		Chairman of the Board

NET TALK.COM, INC.

1080 NW 163rd Drive

Miami Beach, FL 33169

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the action described in this information statement. We are mailing this information statement to our stockholders of record as of October 16, 2014.

What action was taken by written consent?

We obtained stockholder consent for the removal of Samer Bishay, Maged Bishara, and Nadir Aljasrawi from their positions serving as members of the Company’s Board of Directors (the “Board”)..

How many shares of voting stock were outstanding on October 16, 2014?

On October 16, 2014, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 121,398,391 shares of the Company’s common stock (the “Common Stock”) outstanding, which includes recently exercised warrants to purchase shares of the Company’s common stock.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 63,456,557 shares of Common Stock, or approximately 52.27% of the voting power of our common stockholders.

The removal of Samer Bishay, Maged Bishara, and Nadir Aljasrawi from their positions serving as members of the Company’s Board of Directors.

The holders of a majority of the voting power of our stockholders have the removal of Samer Bishay, Maged Bishara, and Nadir Aljasrawi from their positions serving as members of the Company’s Board (the “Removal”). The Removal will become effective approximately (but not less than) 20 days after a definitive information statement is mailed to stockholders.

Outstanding Shares

Our articles of incorporation currently authorize us to issue a maximum of 300,000,000 shares of Common Stock, par value $0.001 per share. As of October 16, 2014, we had 121,398,391 shares of Common Stock issued and outstanding, which includes recently exercised warrants to purchase shares of the Company’s common stock .

Board of Directors

Once the stockholder action becomes effective, the remaining members of our Board will consist of Anastasios Kyriakides, who also serves as our Chief Executive Officer and Secretary, Kenneth A. Hosfeld, who also serves as our Vice President, and Dr. George Gabb. As a result of the stockholder action, our Board will have four vacancies, which the remaining members of our Board intend to fill as soon as practicable with qualified candidates meeting all requirements of the SEC that are applicable to the Company’s directors. In the interim, the remaining members of our Board will continue to fulfill the Board’s responsibilities.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of October 16, 2014 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficiary(1)	Amount and Nature of Owner		Percent(2)
Anastasios Kyriakides	34,383,057	(3)	28.3%
Kenneth A. Hosfeld	8,183,500		6.7%
Steven Healy	803,500		0.7%
Dr. George Gabb	107,000		0.1%
Samer Bishay	44,865,170	(4)	37%
Maged Bishara	0		0%
Nardir Aljasrawi	44,865,170	(4)	37%
Executive officers and directors (7 persons)	88,342,227		72.7%

Telestrata, LLC	44,865,170	(4)	37%
Nick Kyriakides	8,183,500		6.7%

(1)	Unless otherwise indicated, the address of each shareholder is 1080 NW 163rd Drive, Miami, Florida 33169.

(2)	Beneficial ownership of shares is determined under Rule 13d-3(d)(1) of the Exchange Act and generally includes any shares over which a person exercises sole or shared voting or investment power and the number of shares that can be acquired within sixty (60) days upon exercise of an option or conversion of warrants and debentures. Common stock subject to these convertible securities are deemed to be outstanding for the purpose of computing the ownership percentage of the person holding such convertible security, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. Applicable percentage of ownership is based on 121,398,391 of fully diluted shares of Net Talk.com, Inc. common stock being issued and outstanding as of October 16, 2014. Calculations do not include outstanding warrants or options, or other rights issued by the Company, unless the reporting person is the beneficial owner of the warrants, options, or other rights.

(3)	Includes 22,243,057 shares of common stock owned by Kyriakides Investments, LLC.

(4)	Includes 44,865,170 shares of common stock owned by Telestrata, LLC, over which Samer Bishay and Nardir Aljasrawi are managing members.

Certain relationships and related transactions, and director independence

Except as described below, there were no other transactions since the beginning of our last fiscal year, and there are no proposed transactions, that involve amounts in excess of the lesser of $50,000 or 1% of the average of our total assets during our two most recently completed fiscal years, to which we were or are to become a party in which any director, executive officer, beneficial owner of more than five (5%) percent of our common stock, or members of their immediate families had, or is to have, a direct or indirect material interest, except, during the period ended December 31, 2013 we incurred and paid certain consulting service fees to a related party.

Effective December 31, 2013, the Company executed a Redemption and Debt Restructuring Agreement with Vicis Capital Master Fund (“Vicis”) to, among other things, (1) extinguish $13,662,615 of debt, (2) extinguish $436,234 of accrued interest, (3) extinguish $5,000,000 of 12% Series A convertible redeemable preferred stock, (4) cancel 19,995,092 shares of the Company’s common stock and (5) cancel common stock purchase warrants exercisable for 76,864,250 shares of the Company’s common stock. Additionally, the remaining $3,000,000 promissory note matures June 1, 2014 and has two one-year extensions if the Company pays the current accrued interest prior to maturity.

These securities were returned to the Company on February 5, 2014, and will be cancelled. Accordingly, the Redemption Agreement has been accounted for as of December 31, 2013, its effective date, and the securities in process of being returned have been reflected as a reduction of the related shares of preferred and common stock and other securities as of December 31, 2013.

During the first, second and third quarters of 2013, amounts totaling $137,185 was advanced to the Company as a short term loan from the CEO. As of December 31, 2013, all loans have been repaid by the Company and the Company owed the CEO $87,583 in back-pay.

In the first quarter of 2014, the CEO loaned the Company and the Company repaid $100,000 and the Company accrued the CEO’s cut in compensation of $18,750 and repaid back-pay of $29,250. In the second quarter of 2014, the CEO loaned the Company $300,000 and the Company accrued the CEO’s cut in compensation of $18,750 and repaid back-pay of $58,333.

In the third quarter of 2014, the Company repaid $300,000 and the Company accrued the CEO’s cut in compensation of $18,750.

The amount due to the CEO at September 30, 2014 is $56,250

The Company’s president owns 100% of a vendor that provides a significant portion of our telecom service. Also, the President owns a significant portion of Telestrata who purchased an interest in the Company on March 11, 2014. The Chief Operating Officer is related to the CEO and was promoted to COO January 1, 2014 by the Board of Directors.

Phoenix Vitae Holdings, LLC (“PV”), which is owned by the CEO of the Company, purchased the 6%, $3,000,000 secured promissory note from Vicis Capital Master Fund July 7, 2014. PV extended the interest payment date for the initial interest payment from June 30, 2014 to September 1, 2014. On September 1, 2014, a Note Amendment Agreement was entered into whereby the maturity date was amended and restated as follows:  The entire principal amount of this note (the “Note”), together will all accrued, unpaid interest shall be payable in full immediately upon demand by the Holder, delivered in writing to the Issuer.” Also, the interest rate was amended and restated as follows: Interest on the principal amount (or any balance thereof) outstanding from time to time under this Note shall begin to accrue on the Effective Date and shall accrue at a fixed rate per year equal to six percent (6.00%); provided, however, interest shall accrue at a fixed rate per year equal to nine percent (9.00%) during the period from July 1, 2014 through August 31, 2014; and provided further, that interest shall accrue at a fixed rate per year equal to twelve percent (12.0%); from and after September 1, 2014 until the Note is paid in full (in each case, computed on the basis of a 360-day year).”

Directors, executive officers and corporate governance The following table sets forth certain information with respect to each of our directors, executive officers and key employees as of December 31, 2013. Their ages, positions, dates of initial election or appointment, and the expiration of their terms are as follows:

Name	Age	Position
Anastasios Kyriakides	66	Director, Chairman of the Board, Chief Executive Officer and Secretary
Kenneth A. Hosfeld	62	Director, Vice President
Steven Healy	51	Chief Financial Officer
Dr. George Gabb	45	Director
Samer Bishay	38	Director
Maged Bishara	45	Director
Nadir Aljasrawi	43	Director

Unless expressly indicated in the above table, each director and officer will serve in these capacities until their successors are duly elected, qualified and seated in accordance with the Company’s Articles of Incorporation and Bylaws.

Executive compensation

The following table contains compensation information for our executive officers for the period ended December 31, 2013 and December 31, 2012. No other officer received compensation greater than $100,000 for either fiscal year. All of the information included in this table reflects compensation earned by the individuals for services rendered to our Company and all references in the following tables to stock awards relate to awards of common stock granted by us.

Name and Position	Year ended Dec 31,	Salary		Common Stock Awards		Total
Anastasios Kyriakides, Director,	2013	$250,000	(2)	$0	(3)	$258,600
Chief Executive Officer (1)	2012	$250,000	(2)	$173,072	(3)	$423,072
Kenneth Hosfeld, Director,	2013	$96,000	(8)	$0	(9)	$96,000
Vice President (7)	2012	$96,000	(8)	$3,711	(9)	$99,711
Guillermo Rodriguez, Director,	2013	$21,267	(5)	$0	(6)	$21,267
Chief Financial Officer (4)	2012	$65,000	(5)	$3,711	(6)	$68,711
Steven Healy, CPA,	2013	$3,654	(10)	$0	()	$65,000
Chief Financial Officer (10)	2012

(1)	Mr. Kyriakides was appointed to serve as our Chairman of the Board, Chief Executive Officer on September 10, 2008.

(2)	Mr. Kyriakides annual salary increased to $250,000 at January 1, 2012 per his amended employment agreement dated May 16, 2011. July 1, 2013, the CEO’s cash salary was decreased to $175,000 per year while the remaining $75,000 per year was accrued.
(3)	No stock grants given in 2013 and 13.2 million shares were given in 2012 valued at $173,072.
(4)	Mr. Rodriguez retired as Chief Financial Officer April 30, 2013.
(5)	Mr. Rodriguez annual salary was $65,000 during the fiscal year ended December 31, 2013.
(6)	No stock grants given in 2013 and 283,000 shares were given in 2012 valued at $3,711.
(7)	Mr. Hosfeld was appointed to serve as our Vice President on September 30, 2008.
(8)	Mr. Hosfeld annual salary is $96,000.
(9)	No stock grants given in 2013 and 283,000 shares were given in 2012 valued at $3,711.
(10)	Mr. Healy was appointed Chief Financial Officer December 2013.
(11)	No stock grants were given in 2013.

DISSENTER’S RIGHTS

Under the Florida Business Corporation Act, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Removal, and we will not independently provide holders with any such right.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s voting securities.

  DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 1080 NW 163rd Drive, Miami Beach, Florida 33169, Attn: CEO, or call the Company at (305) 621-1200 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.    You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

	By	Order of the Board of Directors

/s/ Anastasios Kyriakides
Chief Executive Officer and
October 17, 2014		Chairman of the Board